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                                                                    EXHIBIT 23.1

                         CONSENT OF EXPERTS AND COUNSEL

The Board of Directors
CoVest Bancshares, Inc.

We consent to the incorporation by reference of our report dated January 25, 2002 relating to the consolidated financial statements of CoVest Bancshares, Inc. ("the Company") as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, and included in the Company's Annual Report on Form 10-K, in the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on November 4, 1994, as amended on March 14, 1997, and the two Registration Statements on Form S-8 filed by the Company with the Securities and Exchange Commission on June 30, 1995.


                                        Crowe, Chizek and Company LLP

Oak Brook Illinois
March 20, 2002



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